Exhibit 10.1

BILL OF SALE

This BILL OF SALE is made and entered into as of September 19, 2011 (this “Bill of Sale”) by and between Entelos, Inc. (“Entelos”, and together with its successors and assigns, the “Seller”) and Simulations Plus, Inc. or its assignee or designee (together with its and their successors and assigns, the “Purchaser”).

WHEREAS, Imperium Master Fund, Ltd. (“Imperium”) and Seller entered into financing arrangements pursuant to which, among other things, Imperium provided loans and other financial accommodations to Seller as set forth in (a) that certain Exchange Agreement, dated March 25, 2010, by and between Entelos and Imperium, (b) that certain Senior Term Note, dated April 15, 2010, by Entelos in favor of Imperium, in the original principal amount of $6,000,000, (c) that certain Supplemental Senior Term Note, dated June 2, 2011, by Entelos in favor of Imperium, in the original principal amount of $500,000, (d) that certain Second Supplemental Senior Note, dated June 24, 2011, by Entelos in favor of Imperium, in the original principal amount of $850,000, (e) that certain Secured Term Promissory Note, dated July 22, 2011, in the original principal amount of $300,000, and (f) that certain Amended and Restated Security Agreement, dated April 15, 2010, by and among Entelos, Entelos (UK) Ltd. (“Entelos UK”), Eratosethes, Inc. (“Eratosethes”), Digitalself, Inc. (“Digitalself”, and together with Entelos, Entelos UK and Eratosethes, collectively, the “Entelos Entities”), Imperium and Imperium Advisers, LLC (“Collateral Agent”), and (f) all other agreements, documents and instruments executed and/or delivered in connection with the foregoing, in each case, as amended, modified, or supplemented from time to time (all of the foregoing, collectively, the “Pre-Petition Financing Agreements”);

WHEREAS, as of July 22, 2011, the aggregate principal amount of all obligations, liabilities and other indebtedness owing by Seller to Imperium and Collateral Agent under and in connection with the Pre-Petition Financing Agreements was not less than $8,442,000 (inclusive of interest accrued though July 22, 2011), plus interest thereafter and all costs, fees, expenses (including reasonable attorneys’ fees and legal expenses) and other charges accrued, accruing or chargeable with respect thereto (collectively, and as such term is more fully defined in the DIP Facility Agreement (defined below), the “Pre-Petition Obligations”).

WHEREAS, pursuant to the Pre-Petition Financing Agreements, Seller granted to Collateral Agent, for the benefit of Imperium, a continuing priority security interest in and general lien upon substantially all assets and properties of the Seller (collectively, the “Collateral”) to secure the prompt payment and performance of all Pre-Petition Obligations;

WHEREAS, the Seller has filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), case number 11-12329 (“Bankruptcy Case);

WHEREAS, the Bankruptcy Court has approved the Seller entering into further financial arrangements with Imperium pursuant to which, among other things, Imperium has provided an additional post-petition loan to Seller in the amount determined pursuant to that certain Ratification and Supplemental Credit Agreement dated on or about the date thereof, by and among the Entelos Entities, Imperium, and Collateral Agent (the “DIP Facility Agreement”);

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NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1.           Purchase.  Subject  to (a) a finding by the Bankruptcy Court that the Purchaser is deemed to have purchased the Acquired Assets in good faith pursuant to section 363(m); (b) execution and delivery of the Assignment Agreements,1  and (c) effective upon the entry by the Bankruptcy Court of the Sale Order approving the transactions contemplated herein (the “Closing Date”), and in consideration of Purchase Price (as defined below), the Seller shall sell, contribute, convey, assign, transfer and deliver to Purchaser, free and clear of all Liens, Claims, and other interests and encumbrances (whether arising prior to or subsequent to the Petition Date, including, but not limited to the Liens, Claims  and security interest of Imperium and Collateral Agent securing the Pre-Petition Obligations and the DIP Facility Agreement) (except for the Assumed Liabilities ) to the fullest extent allowed by Law, and Purchaser shall purchase, acquire and take assignment and delivery of the Acquired Assets, which shall include, but are not limited to, all properties, assets, rights, titles and interests of every kind and nature, owned, licensed or leased by Seller (including indirect and other forms of beneficial ownership) as of the Closing Date, whether tangible or intangible, real or personal and wherever located and by whomever possessed, including, but not limited to all of the Collateral, Intellectual Property, Inventory and all other assets required to operate the Seller’s Business as of the Closing Date, other than the Excluded Assets and the Excluded Agreements (as defined below).

2.           Purchase Price.  The aggregate consideration for the Acquired Assets (the “Purchase Price”) shall equal the following, as calculated on the Closing Date: an amount equal to the sum of (i) $1,700,000, plus (ii) $50,0000, plus  (iii) all Cure Amounts (as defined below) paid or to be paid by the Purchaser; plus (iv) the assumption of the Assumed Liabilities (as defined below).

3.           Acquired Contracts.  As of the Closing Date, the Seller shall assume pursuant to section 365(a) of the Bankruptcy Code and sell and assign to the Purchaser pursuant to sections 363(b), (f), and (m) and 365(f) of the Bankruptcy Code each of the executory contracts and unexpired leases listed on Schedule B hereto (the “Acquired Contracts”).  Purchaser shall only assume from Seller and thereafter be responsible for the payment, performance or discharge of the Liabilities and obligations of Seller under the Acquired Contracts arising after the Closing Date (the “Assumed Liabilities”).  The Purchaser shall be responsible for and shall pay on the Closing Date (or as soon as practicable thereafter) the cure amounts directly to the counter-party of the Acquired Contract necessary to assume such executory contracts and/or unexpired leases pursuant to section 365 of the Bankruptcy Code as of the date of the Assumption and Cure Notice (the “Cure Amount”). Purchaser shall have the right, at its option and in its sole discretion, to amend Schedule B hereto to remove or add any executory contracts or unexpired leases of the Seller prior to the Closing Date (to the extent such executory contracts or unexpired leases already have not been rejected by the Debtor).  To the extent that the Purchaser concludes that there are other executory contracts or unexpired leases that it desires the Seller to assume and assign to it, the Seller shall promptly seek Bankruptcy Court approval of  said request (to the extent such executory contracts or unexpired leases already have not been rejected by the Debtor).

 1 All Capitalized terms not defined herein shall have the meanings ascribed to them in Schedule A to this Bill of Sale.

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4.           Excluded Assets.  The Acquired Assets shall not include (a) the executory contracts and unexpired leases of the Seller that are not Acquired Contracts (collectively, “Excluded Agreements”), (b) claims under chapter 5 of the Bankruptcy Code, (c) all rights to proceeds under any director and officer liability insurance policies of Seller for claims arising prior to the Closing; (d) all of the Seller’s ownership interests in and to Entelos UK, Eratosethes and Digitalself; and (e) all assets maintained pursuant to or in connection with any employee benefit plan  (the “Excluded Assets”).

6.           Excluded Liabilities.  Seller acknowledges and agrees that pursuant to the terms and provisions of this Bill of Sale, Purchaser will not assume, or in any way be liable or responsible for, any Liability of Seller (including Liabilities relating to the pre-petition or post-petition operation of the Business, the Excluded Assets or to the Acquired Assets (and the use thereof) or any outstanding checks), whether relating to or arising out of the Business, the Excluded Assets or the Acquired Assets or otherwise, other than the Assumed Liabilities.  In furtherance and not in limitation of the foregoing, Purchaser shall not assume, and shall not be deemed to have assumed, any Liability of any kind or nature whatsoever of Seller resulting from, arising out of, relating to, in the nature of, or caused by (a) Indebtedness (other than Acquired Contracts which are capitalized leases), (b) any Excluded Asset or Excluded Agreements, (c) Taxes or escheat obligations of any kind or nature, (d) any Claim arising out of facts, events, circumstances, actions or inactions occurring on or prior to the Closing, (e) any employee benefit plan, (f) any current employees of Seller, any former employees or any retirees of Seller, or any dependents or beneficiaries thereof, (g) any breach of contract, breach of warranty, tort, infringement or other violation of the rights of another Person (including any Intellectual Property rights) or any lawsuits or violations of Law, (h) any other obligation of Seller or any predecessor or affiliate of Seller whatsoever or any ERISA affiliate other than the Assumed Liabilities, (i) any Liability of Seller arising under the WARN Act (whether prior to or after Closing), if any, including any such Liabilities arising out of or resulting in connection with the Closing and/or the consummation of the transactions contemplated by this Bill of Sale, (j) any claims or Liabilities of, by, from or related to Entelos UK, Eratosethes and/or Digitalself, or any of their creditors, employees and/or shareholders, or (k) any Post-Petition Accounts Payable or Post-Petition Employee Compensation (unless expressly assumed by Purchaser) (collectively, any such obligations, the “Excluded Liabilities”).

7.           No Representations or Warranties.  SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE CONCERNING THE ACQUIRED ASSETS, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE ENVIRONMENTAL OR PHYSICAL CONDITION THEREOF, THE COMPLIANCE OF THE ACQUIRED ASSETS WITH ANY LAWS, RULES OR REGULATIONS, THE MERCHANTABILITY OR SUITABILITY OF THE ACQUIRED ASSETS FOR CURRENT USE OR PURCHASER’S PROPOSED USE, OR WITH RESPECT TO THE QUALITY OR VALUE OF THE ACQUIRED ASSETS.  THE ACQUIRED ASSETS IS BEING SOLD “AS IS, WHERE IS”, WITH ALL FAULTS, WITHOUT RECOURSE OF ANY KIND OR NATURE TO SECURED PARTY.   NOTWITHSTANDING THE FOREGOING, OR ANYTHING IN THIS BILL OF SALE TO THE CONTRARY, SUBJECT TO ANY NECESSARY AUTHORIZATION FROM THE BANKRUPTCY COURT (I) SELLER HAS FULL POWER AND AUTHORITY TO EXECUTE AND DELIVER THIS BILL OF SALE AND THE ASSIGNMENT AGREEMENTS TO WHICH IT IS A PARTY AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, (II) SELLER HAS, OR AT THE CLOSING WILL HAVE, THE RIGHT TO DELIVER TO PURCHASER GOOD AND MARKETABLE TITLE TO, OR A VALID LEASEHOLD INTEREST IN, ALL OF THE ACQUIRED ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS AND INTERESTS, AND (III) SELLER (A) OWNS AND POSSESSES ALL RIGHT, TITLE AND INTEREST IN AND TO (OR HAS THE RIGHT TO USE PURSUANT TO A LICENSE OR OTHER PERMISSION) THE INTELLECTUAL PROPERTY; (B) HAS NO OBLIGATION TO COMPENSATE ANY PERSON FOR THE RIGHT TO USE ANY OF THE INTELLECTUAL PROPERTY (EXCEPT, IN THE CASE OF INTELLECTUAL PROPERTY THAT IS LICENSED, FOR OBLIGATIONS PURSUANT TO THE APPLICABLE LICENSE AGREEMENT); (C) HAS NOT GRANTED TO ANY PERSON ANY LICENSE, OPTION OR OTHER SIMILAR RIGHTS IN OR TO ANY OF THE INTELLECTUAL PROPERTY, EXCEPT FOR THE LICENSES AGREEMENTS IDENTIFIED ON SCHEDULE C TO THIS BILL OF SALE; (D) HAS NOT RECEIVED ANY WRITTEN NOTICE FROM ANY PERSON THAT CHALLENGES THE VALIDITY OR ENFORCEABILITY OF ANY OF THE INTELLECTUAL PROPERTY; (E) HAS NOT RECEIVED ANY NOTICE FROM ANY PERSON CHALLENGING SELLER’S OWNERSHIP OF, OR RIGHT TO USE, ANY OF THE INTELLECTUAL PROPERTY; AND (F) TO THE KNOWLEDGE OF SELLER, NO PERSON IS INFRINGING UPON OR HAS MISAPPROPRIATED ANY OF THE INTELLECTUAL PROPERTY.

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8.           Governing Law. The validity of this Bill of Sale, and the construction, interpretation and enforcement hereof, shall be governed by and shall be construed and interpreted in accordance with the laws of the State of California (without giving effect to principles of conflicts of law).

9.           Counterparts.  This Bill of Sale may be executed in multiple counterparts, each of which when executed shall constitute one and the same agreement.

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IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Bill of Sale on the date first above written.

SELLER ENTELOS, INC. By:___________________________________ Title:__________________________________
PURCHASER SIMULATIONS PLUS, INC. By: /s/ Walter S. Woltsz Walter S. Woltosz Chairman & CEO
Agreed and Approved:

IMPERIUM MASTER FUND, LTD.

By:___________________________________
Title:__________________________________

IMPERIUM MASTER FUND, LLC

By:___________________________________
Title:__________________________________

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SCHEDULE A

DEFINITIONS

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SCHEDULE A

DEFINITIONS

“Acquired Assets” includes, in addition to the assets identified in the Bill of Sale (but not in limitation thereof), the following, non-exclusive list of assets owned by the Seller:

a.           all billed and unbilled accounts, notes and credit card receivables (whether current or noncurrent) and all causes of action specifically pertaining to the collection of the foregoing;

b.           all promotional allowances and vendor rebates and similar items;

c.           all Intellectual Property, along with all goodwill associated therewith and the business symbolized thereby, all income, royalties, products, proceeds, damages and payments due or payable to Seller as of the Closing Date or thereafter, including damages and payments for past, present or future infringements, misappropriations or other causes of actions thereof, the right to sue and recover for past infringements, misappropriations or other causes of actions thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property in Seller’s possession or control;

d.           all of Seller’s rights existing under the Acquired Contracts (for the avoidance of doubt, a list of such Acquired Contracts is set forth in Schedule B to the Bill of Sale);

e.           all safety deposit boxes, lock boxes and the like;

f.           all owned machinery, equipment (including all transportation and office equipment), fixtures, trade fixtures, computer and information technology equipment and related data, telephone systems and furniture owned by Seller wherever located, including all such items which are located in any facility;

g.           all passwords and other access methods required to access computer and/or other records, documents, information, databases, etc;

h.           all keys, electronic or mechanical, or combinations required to access all assets in any facility, safe or storage container or storage area, wherever located;

i.           The name “Entelos” and the name “PhysioLab” and the exclusive right to use the names “Entelos” and “PhysioLab” anywhere in the world and, within 10 business days of the entry of the Sale Order, the Seller shall cease using the words “Entelos” in the caption of its pleadings in the Bankruptcy Case and change its name to something that does not sound like the word “Entelos” and is not spelled like the word “Entelos”;

j.           the URL, Entelos.com;

k.           all Inventory;

l.           all owned office supplies, production supplies, spare parts, other miscellaneous supplies, and other tangible property of any kind wherever located, including all property of any kind located in any building, office or other space leased, owned or occupied by Seller or in any warehouse where any of Seller’s properties and assets may be situated;

m.           all security deposits and advances and prepaid assets and other current assets including any Tax receivables and Tax refunds;

n.           all Prosecution History Files;

o.           all claims, including deposits, prepayments, warranties, guarantees, refunds, reimbursements, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature (whether or not known or unknown or contingent or non-contingent);

p.           the right to receive and retain mail, accounts, notes and credit card receivables payments and other communications;

q.           the right to bill and receive payment for products shipped or delivered and services performed but unbilled or unpaid as of the Closing;

r.           all Books and Records;

s.           all advertising, marketing and promotional materials;

t.           all Permits, licenses, certifications and approvals from all permitting, licensing, accrediting and certifying agencies, and the rights to all data and records held by such permitting, licensing and certifying agencies;

u.           all goodwill as a going concern and all other intangible properties;

v.           all telephone numbers;

w.           all of Seller’s rights to be indemnified;

x.           all rights to proceeds under insurance policies; and

y.           all security deposits relating to Acquired Contracts.

“Assignment Agreements”  means, collectively, the Copyright Assignment, the Patent Assignment and the Trademark Assignment and such other documents and agreements that the Purchaser deems necessary for the purchase of the Acquired Assets from time to time after the Closing and without payment of further consideration to Seller.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

“Bankruptcy Code” means Title 11 of the United States Code.

“Books and Records” means all records and lists of Seller including: (i) all merchandise, analysis reports, marketing reports and creative material pertaining to the Acquired Assets or the Business, (ii) all records relating to past or present customers, suppliers or personnel of Seller (including customer lists, mailing address lists, e-mail address lists, recipient lists, sales records, correspondence with customers, customer files and account histories, supply lists and records of purchases from and correspondence with suppliers and any other written or electronic identifiable data relating to past or present customers or suppliers of the Business or personnel of Seller which has been created by Seller or its representatives, agents or employees), all records relating to all product, business and marketing plans of Seller, and (iii) all books, ledgers, files, reports, plans, drawings and operating records of every kind of Seller; provided, however, “Books and Records” shall not include any records exclusively related to the Excluded Assets or Seller’s minute books, stock books and tax returns.

“Business” means the business activities carried on by or on behalf of Seller.

“Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

“Copyright Assignment” means a copyright assignment in form and substance reasonably satisfactory to Purchaser.

“Final Order” means an Order as to which the time to file an appeal, a motion for rehearing or reconsideration or a petition for writ of certiorari has expired and no such appeal, motion or petition is pending.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

“Indebtedness” with respect to any Person means any obligation of such Person for borrowed money, and in any event shall include (i) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the Ordinary Course of Business, (ii) the face amount of all letters of credit issued for the account of such Person, (iii) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, (iv) capitalized lease obligations, (v) all guarantees and similar obligations of such Person, (vi) all accrued interest, fees and charges in respect of any indebtedness, (vii) all prepayment premiums and penalties, and any other fees, expenses, indemnities and other amounts payable as a result of the prepayment or discharge of any indebtedness, and (viii) the Pre-Petition Obligations and the DIP Facility Agreement, as defined in the Bill of Sale, and any and all other obligations, Liens or Claims owed to or asserted by Imperium Master Fund, Ltd., Imperium Advisers, LLC, as agent and collateral agent, and their successors and/or assigns.

“Intellectual Property” means all of the following in any jurisdiction throughout the world:  (i) inventions (whether or not patentable or reduced to practice), all improvements thereto, and patents, patent applications and patent disclosures, together with all reissuances, continuations, divisionals, continuations-in-part, revisions, extensions, reexaminations and counterparts thereof; (ii) trademarks, service marks, trade dress, logos, slogans, trade names, internet domain names, corporate names and all other indicia of origin, together with all translations, derivations and combinations thereof, and together with all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) works of authorship (whether or not copyrightable), and copyrights, mask works and copyrightable works, and applications, registrations and renewals in connection therewith; (iv) trade secrets, know-how and other confidential, proprietary or business information (including ideas, research and development, formulas, compositions, manufacturing, production and other processes and techniques, methods, designs, technical and other data, charts, plans, diagrams, drawings and specifications, customer and supplier lists and business, marketing and other plans, studies and proposals); (v) computer software (including source code, executable code data, databases and documentation) and systems; (vi) copies and tangible embodiments of any of the foregoing in whatever form or medium; (vii) all other intellectual property and proprietary rights; and (viii) the right to sue and recover for any past, present or future infringement, misappropriation, dilution or any other causes of action, and to recover or collect any damages, proceeds, income, royalties or other payments in connection with or relating to any of the foregoing.

“Inventory” means all inventory of any kind or nature owned by Seller, including all raw materials, work in process, semi-finished and finished products, replacement and spare parts, packaging materials, operating supplies, and fuels and other and similar items.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when asserted), including any liability for Taxes.

“Lien” or “Liens” means any lien (statutory or otherwise), hypothecation, encumbrance, Claim, Liability, security interest, interest, mortgage, pledge, restriction, charge, instrument, license, preference, priority, security agreement, easement, covenant, encroachment, option, right of recovery, Tax (including foreign, federal, state and local Tax), Order of any Governmental Authority, of any kind or nature (including (i) any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing, (ii) any assignment or deposit arrangement in the nature of a security device, (iii) any claim based on any theory that Purchaser is a successor, transferee or continuation of Seller or the Business, and (iv) any leasehold interest, license or other right, in favor of a Third Party or a Seller, to use any portion of the Acquired Assets), whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Order” means any decree, order, injunction, rule, judgment, consent of or by any Governmental Authority.

“Ordinary Course of Business” means the operation of the Business by Seller in the usual and ordinary course in a manner substantially similar to the manner in which Seller operated, consistent with past practice prior to the Petition Date, subject to any obligations as a debtor under the Bankruptcy Code or any order of the Bankruptcy Court.

“Patent Assignment” means a patent assignment in form and substance reasonably satisfactory to Purchaser.

“Prosecution History Files” means all files, documents and tangible things, as those terms have been interpreted pursuant to Federal Rule of Civil Procedure 34, constituting, comprising or relating to investigation, evaluation, prosecution, filing and registration of the patents or any Intellectual Property, and specifically including e-mail messages and other electronic or computer stored or generated data no matter who controls it or where it is maintained.

Permits” means licenses, permits, approvals, certificates of occupancy, authorizations, operating permits, registrations, plans and the like.

“Petition Date” means July 25, 2011.

“Person” means any corporation, partnership, joint venture, limited liability company, organization, entity, authority or natural person.

“Post-Petition Accounts Payable” shall mean post-petition trade account payables incurred in the Ordinary Course of Business and other post-petition current Liabilities incurred in the Ordinary Course of Business.  Post-Petition Accounts Payable shall not include Liabilities arising from breach of contract, breach of warranty, tort, infringement or other violation of the rights of another Person (including any Intellectual Property rights), lawsuits or violation of Law.

“Post-Petition Employee Compensation” shall mean post-petition obligations with respect to any unpaid wages, salary, unused vacation or sick leave earned and accrued (to the extent not paid) with respect to the Rehired Employees.

“Sale Order” means the Final Order of the Bankruptcy Court, in form reasonably acceptable to the Purchaser and to be entered by the Bankruptcy Court pursuant to sections 363 and 365 of the Bankruptcy Code.

“Tax” and, with correlative meaning, “Taxes” mean with respect to any Person (i) all federal, state, local, county, foreign and other taxes, assessments or other government charges, including any income, alternative or add-on minimum tax, estimated gross income, gross receipts, sales, use, ad valorem, value added, transfer, capital stock franchise, profits, license, registration, recording, documentary, intangibles, conveyancing, gains, withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, occupation, premium, real property, personal property, unclaimed property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, charge, or tax of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign) whether such Tax is disputed or not, (ii) Liability for the payment of any amounts of the type described in clause (i) above relating to any other Person as a result of being party to any agreement to indemnify such other Person, being a successor or transferee of such other Person, or being a member of the same affiliated, consolidated, combined, unitary or other group with such other Person, or (iii) Liability for the payment of any amounts of the type described in clause (i) arising as a result of being (or ceasing to be) a member of any Affiliated group (or being included (or required to be included) in any Tax Return relating thereto).

“Tax Return” means any report, return, declaration, claim for refund or other information or statement relating to Taxes, including any schedules or attachments thereto and any amendments thereof.

“Third Party” means any Person other than Seller, Purchaser or any of their respective Affiliates.

“Trademark Assignment” means the trademark assignment in form and substance reasonably satisfactory to Purchaser.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. (1988) and California Labor Code Sections 1400-1408.

Unless the context otherwise clearly indicates, in the Bill of Sale, or any attachment thereto:

the singular includes the plural;

“includes” and “including” are not limiting;

“may not” is prohibitive and not permissive; and

“or” is not exclusive.

SCHEDULE B

ACQUIRED CONTRACTS

SCHEDULE B

ACQUIRED CONTRACTS

Counterparty	Agreement	Cure Amount
Abbot Laboratories One Abbott Park Road P.O. Box 177 Abbott Park, IL 60064-3500	Access agreement to Drug Matrix online database	$0.00
ADP 504 Clinton Center Drive, Suite 4400 Clinton, MS 39056	EZLabor software agreement	$250.00/month
Amgen, Inc. P.O. Box 667 Newbury Park, CA 91319-06	Access agreement to Drug Matrix online database	$0.00
AT&T P.O. Box 5025 Carol Stream, IL 60197-5025	Telephone Account Agreement	$13,461.14
Blue Chip Tek, Inc. 1292 Kiefer Road, Building 809 Sunnyvale, CA 94086	Maintenance and support contract	$0.00
Bristol-Myers Squibb Company Route 206 and Province Line Road Princeton, NJ 08543-4000	Master Research Services Agreement	$0.00
Brocade Communications Systems, Inc. 130 Holger Way San Jose, CA 95134	Server switch maintenance and support agreement	$0.00
California Security P.O. Box 5164 San Ramon, CA 94583	Premises Monitoring Agreement	$0.00
Crescendo Biosciences 341 Oyster Point Blvd South San Francisco, CA 94080	Software License Agreement	$0.00

Eli Lilly and Company Lilly Corporate Center Indianapolis, IN 46285 Attention: Legal-Commercial Transactions	Master Laboratory Services Agreement	$0.00
Iron Mountain Intellectual Property Management, Inc. Attention: Client Services 2100 Norcross Parkway, Suite 150 Norcross, GA 30071	Three-party Master Depositor Escrow Services Agreement	$1,000.00/year – may be prepaid for partial year
Johnson & Johnson Pharmaceutical Research and Development L.L.C. 920 Route 202 Raritan, NJ 08869-0602 Attention: President	License Agreement Between Johnson & Johnson Pharmaceutical Research and Development L.L.C. and Entelos, Inc.	$0.00
Merck Sharp and Dohme, Inc. P.O. Box 2000 Rahway, NJ 07065	License to RA PhysioLab	$0.00
M-Theory Financial Group 1829 Industrial Street, Suite 270 Los Angeles, CA 90021	Lease of TIBCO Spotfire Analytics Server software	$5,117.93
Pfizer, Inc. 235 East 42nd Street New York, NY 10017	Licenses to Metabolism PhysioLab Platform, PhysioLab Modeler software, PhysioLab Simulation Server	$0.00
Philip Morris International IT Service Center Sarl Chemin de Brillancourt 4 1006 Lausanne Switzerland	Technical Support Agreement	$0.00
Philip Morris Products, S.A. Quai Jeanrenaud 3, 2000 Neuchatel, Switzerland	Master Research Services Agreement	$0.00
Proctor and Gamble 2 Proctor and Gamble Plaza Cincinnati, OH 45202	Training Services Agreement on Epidermis PhysioLab Platform	$0.00

Royal Bank America Leasing 550 Township Line Road, Ste 425 Blue Bell, PA 19422	Lease of TIBCO Spotfire Analytics Server Software	$3,161.34
Telepacific Communications P.O. Box 526015 Sacramento, CA 95852	Internet Service Agreement	$1,504.62
UCB Pharma SA Allee del la Recherche 60 B-1070 Brussels, Belgium	Access Agreement to Drug Matrix Online Database	$0.00
Ventana Systems, Inc. Attention: Laura D. Peterson, President 60 Jacob Gate Road Harvard, MA 01451	IP License	$0.00
Xoma (US) LLC 2910 Seventh Street Berkeley, CA 94710	Master Research Services Agreement	$0.00

SCHEDULE C

DISCLOSED THIRD PARTY LICENSES

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